Exhibit 99-a

For Immediate Release
Jan. 25, 2004



                    BellSouth Reports Fourth Quarter Earnings
                    o  1.8 million Cingular pro forma net customer additions
                    o  224,000 DSL net customer additions
                    o  467,000 long distance net customer additions

ATLANTA - BellSouth Corporation (NYSE: BLS) announced fourth quarter 2004 earnings per share (EPS):

        o Reported EPS from continuing operations was 27 cents compared to 45 cents in fourth quarter 2003.
        o Normalized EPS from continuing operations was 35 cents compared to 46 cents in fourth quarter of 2003.
        o Total reported EPS from continuing and discontinued operations was 80 cents compared to 43 cents in fourth quarter 2003.


Reported Results from Continuing Operations

For the fourth quarter of 2004, BellSouth's consolidated reported revenue from continuing operations totaled $5.15 billion, an increase of 0.8 percent compared to the same quarter in 2003. Income from continuing operations was $496 million compared to $836 million in the same quarter of the previous year. Reported EPS from continuing operations for the quarter was 27 cents compared to 45 cents in the fourth quarter of 2003.

BellSouth's fourth quarter 2004 reported income and EPS from continuing operations were negatively impacted by restoration expenses due to hurricanes, severance-related expenses and a previously announced change in the calculation of the retiree medical benefit obligation. In addition, BellSouth's earnings related to Cingular Wireless were affected by merger integration costs from the acquisition of AT&T Wireless, high gross customer additions and upgrades, lower service revenue, accelerated depreciation and acquisition-related financing costs.

For the full year of 2004, BellSouth reported EPS from continuing operations of $1.87 compared to $1.88 in 2003. Consolidated revenue from continuing operations was $20.30 billion in 2004, flat compared to 2003. Income from continuing operations was $3.44 billion in 2004 compared to $3.49 billion the previous year.


Normalized Results from Continuing Operations

Normalized results from continuing operations are adjusted for BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Cingular completed its acquisition of AT&T Wireless on Oct. 26, 2004. Cingular's results for the quarter combine Cingular stand-alone results for the first 25 days of the quarter and the operations of the combined companies starting on Oct. 26, 2004. Prior period results for 2003 and the first three quarters of 2004 have not been restated.

Normalized revenue was $7.92 billion for the fourth quarter of 2004 compared to $6.63 billion for the fourth quarter in 2003. Normalized net income was $640 million compared to $846 million for the fourth quarter in 2003. Normalized EPS from continuing operations of 35 cents in the fourth quarter excludes the impact of hurricane- and severance-related expenses in the wireline business (5 cents) and merger integration costs from Cingular's acquisition of AT&T Wireless (3 cents).

Fourth quarter normalized EPS from continuing operations declined compared to the third quarter of 2004. Communication group results were negatively impacted by a previously announced change in the calculation of the retiree medical benefit obligation (3 cents) and an annual FAS 112 adjustment (1 cent). In addition to acquisition-related financing costs (2 cents), BellSouth's earnings related to Cingular Wireless declined by approximately 7 cents due primarily to seasonal decline in roaming revenue, high gross customer additions, costs associated with incrementally higher customer upgrades and increased depreciation expense driven by adjustments to the expected useful life of TDMA equipment.

For the full year, normalized EPS was $1.83 in 2004 compared to $1.95 in 2003. Normalized revenue was $27.91 billion in 2004. Normalized net income was $3.36 billion for 2004.


Cash Flow and Capital

Operating free cash flow from continuing operations (defined as net cash provided by operating activities less capital expenditures) totaled $3.61 billion for 2004. Capital expenditures for continuing operations for 2004 were $3.19 billion, including $60 million in hurricane restoration capital, compared to $2.93 billion in 2003.


Communications Group

In 2004, revenue growth from long distance and DSL high-speed Internet service offset reduced revenue from access line declines, holding Communications Group revenue flat at $18.45 billion, compared to 2003. In the fourth quarter, revenue increased 0.6 percent to $4.65 billion compared to the same quarter the previous year. Operating margin for 2004 was 25.1 percent compared to 26.3 percent in 2003. Operating margin for the fourth quarter was 22.6 percent, impacted primarily by the previously announced change in the calculation of the retiree medical benefit obligation.

During the fourth quarter of 2004, BellSouth added a record 224,000 net DSL customers and ended the year at 2.1 million customers. This momentum reflects the continued success of the tiered service portfolio and was driven in part by the company's long-term, strategic move to offer additional incentives and new pricing for FastAccess(R) DSL. Driven by DSL, network data revenue for the fourth quarter was $1.16 billion, an increase of 6.5 percent compared to the same quarter of 2003.

BellSouth added 467,000 mass-market long distance customers during the fourth quarter of 2004, and now serves more than 6.1 million mass-market long distance customers. These customers represent a 48 percent penetration of BellSouth's mass-market base and spend an average of approximately $17 per month on long distance with BellSouth.

With DIRECTV(R), BellSouth provides a competitively priced triple-play package of voice, data and entertainment services. Through Dec. 31, more than 200,000 customers have added DIRECTV(R) to their communications services packages.

As of Dec. 31, 2004, total access lines were 21.4 million, down 4.1 percent compared to a year earlier. UNE-P access lines resold by BellSouth competitors were 2.8 million at year-end 2004 compared to 2.4 million at year-end 2003. In the third and fourth quarters of 2004, UNE-P lines began a declining trend and decreased a total of 165,000 over the second half of 2004.


Cingular Wireless

Cingular Wireless, the nation's largest wireless provider, added nearly 1.8 million customers in the fourth quarter of 2004, on a pro forma basis, bringing its nationwide customer base to more than 49 million customers. Cingular's gross customer additions in the fourth quarter totaled 5.5 million on a pro forma basis, the best ever combined total for the two companies. Pro forma churn was
2.6 percent in the fourth quarter.

In the fourth quarter, BellSouth's share of Cingular's reported revenues was $2.83 billion. Reported average revenue per user (ARPU) in the fourth quarter was $49.22. ARPU on a pro forma basis was $49.67, down 4.7 percent versus pro forma results the in the third quarter of 2004. The sequential decline is primarily attributable to seasonal declines in roaming revenues. ARPU on a pro forma basis was down 5.8 percent versus pro forma results for the same period in 2003. Year-over-year ARPU was adversely impacted by the transition of customers to GSM plans, Family Talk, and non-cash deferrals of Rollover minutes. ARPU from data services continued its strong growth, reaching $2.89 on a reported basis. This growth was driven by the popularity of text messaging, mobile e-mail, downloadable ringtones, games and photo messaging.

Cingular's normalized fourth quarter service margin from operating income before depreciation and amortization was 23.2 percent. This segment's normalized operating margin, which excludes integration costs, was 1.0 percent. Fourth-quarter expenses and margins reflect negative impacts from accelerated depreciation, higher operating costs from high levels of gross customer additions, upgrade costs, costs associated with the progress in customer conversions to new Cingular GSM contracts, and a range of customer service initiatives. Synergies from the merger will benefit Cingular's financial results as the integration plans progress in 2005.

Cingular has reached several important milestones in the integration process of AT&T Wireless operations and services. In addition to this quarter's net adds, Cingular integrated essentially all customer-facing operations by launch date and has migrated over a million AT&T Wireless subscribers to new Cingular postpaid plans.

Advertising & Publishing

In the fourth quarter of 2004, Advertising & Publishing grew revenue by 1.1 percent year over year to $528 million. Operating margin for the fourth quarter of 2004 was 45.3 percent compared to 46.0 percent in the fourth quarter of 2003. Segment net income was $145 million compared to $147 million in the fourth quarter of 2003. Full year 2004 revenue was $2.0 billion, a 1.5 percent decline compared to 2003, and full year operating margins were stable at 47.3 percent compared to 47.5 percent in 2003.


Discontinued Operations: Latin America

In March 2004, BellSouth signed a definitive agreement with Telefonica Moviles, the wireless affiliate of Telefonica, S.A., to sell BellSouth's interests in its 10 Latin American operations. As of Jan. 11, 2005, BellSouth completed the sale of all 10 operations.

The Company's financial statements, as of Dec. 31, 2004, reflect results for the Latin American segment in the line item titled Discontinued Operations. For the fourth quarter, BellSouth reported income from discontinued operations of 53 cents per share compared to a loss of 3 cents per share in the fourth quarter of 2003. Results for the fourth quarter of 2004 include an after-tax gain of $915 million related to eight of the 10 properties that were closed prior to year-end. BellSouth will report an after-tax gain of approximately $385 million to $405 million in the first quarter of 2005 related to the January closing of the remaining two properties.


Normalizing Items

In the fourth quarter of 2004, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

------------------------------------------------------ ------------ ------------
                                                          4Q04         4Q03
------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------
GAAP Diluted EPS - Income from continuing
  operations                                              $0.27        $0.45
------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------

------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------
Hurricane-related expenses                                $0.04
------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------
Wireless merger integration costs                         $0.03
------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------
Severance and lease termination costs                     $0.01        $0.01
------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------

------------------------------------------------------ ------------ ------------
------------------------------------------------------ ------------ ------------
Normalized Diluted EPS - Income from
  continuing operations                                   $0.35        $0.46
------------------------------------------------------ ------------ ------------

Hurricane-related expenses - Represents the incremental labor and material costs incurred during the fourth quarter related to service restoration and network repairs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

Wireless merger integration costs - Represents BellSouth's 40 percent share of tax-effected wireless merger integration costs of $245 million incurred during the fourth quarter in connection with the Cingular/AWE merger.

Severance and lease termination costs - Represents the net severance-related costs recorded in the fourth quarter associated with previously announced workforce reductions and a provision related to surplus office space under long-term leases.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, GA and a parent company of Cingular Wireless, the nation's largest wireless voice and data provider.

Backed by award winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers(R), residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access, satellite television and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.com(R) and The Real Yellow Pages(R).

More information about BellSouth can be found at http://www.bellsouth.com.


Further information about BellSouth and Cingular's fourth quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Participating will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Davis. Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through Feb. 1, 2005, and can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  2940113
International:  706-645-9291 - Reservation number:  2940113

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; and
(v) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                        4Q04    4Q03   Growth    3Q04   Growth

    Operating Revenues
      Communications group           $4,607  $4,576     0.7%  $4,585     0.5%
      Advertising and publishing        524     518     1.2%     495     5.9%
      All other                          15      13    15.4%      15     0.0%
        Total Operating Revenues      5,146   5,107     0.8%   5,095     1.0%
    Operating Expenses
      Cost of services and products 2,052 1,762 16.5% 1,881 9.1% Selling, general &
       administrative expenses        1,072     980     9.4%     905    18.5%
      Depreciation and amortization 916 950 -3.6% 908 0.9% Provision for restructuring
       and asset impairments             18      16    12.5%     -        N/M
        Total Operating Expenses      4,058   3,708     9.4%   3,694     9.9%
    Operating Income                  1,088   1,399   -22.2%   1,401   -22.3%
    Interest Expense                    270     222    21.6%     220    22.7%
    Other Income (Expense), net        (107)    108  -199.1%     136  -178.7%
    Income from Continuing
     Operations before Income Taxes,
     Discontinued
      Operations and Cumulative
       Effect of Changes in
       Accounting Principles            711   1,285   -44.7%   1,317   -46.0%
    Provision for Income Taxes          215     449   -52.1%     465   -53.8%
    Income from Continuing
     Operations before Discontinued
     Operations and
      Cumulative Effect of Changes
       in Accounting Principles         496     836   -40.7%     852   -41.8%
    Income (Loss) from Discontinued
     Operations, net of tax             975     (49)     N/M*    (53)     N/M
    Income Before Cumulative Effect
     of Changes in Accounting
     Principles                       1,471     787    86.9%     799    84.1%
    Cumulative Effect of Changes in
     Accounting Principle               -       -        N/M*    -        N/M
          Net Income                  1,471     787    86.9%     799    84.1%

    Diluted:
      Weighted Average Common Shares
       Outstanding                    1,836   1,845    -0.5%   1,835     0.1%
      Earnings Per Share:
         Income from Continuing
          Operations                  $0.27   $0.45   -40.0%   $0.46   -41.3%
         Income from Discontinued
          Operations                  $0.53  ($0.03)     N/M  ($0.03)     N/M
         Cumulative Effect of
          Changes in Accounting
          Principles                    -       -        N/M     -        N/M
         Net Income                   $0.80   $0.43    86.0%   $0.44    81.8%

     * - Not meaningful.



                                                      Year-to-Date
                                              2004        2003       Growth

    Operating Revenues
      Communications group                  $18,239     $18,255       -0.1%
      Advertising and publishing              2,005       2,033       -1.4%
      All other                                  56          53        5.7%
        Total Operating Revenues             20,300      20,341       -0.2%
    Operating Expenses
      Cost of services and products           7,520       6,991        7.6%
      Selling, general & administrative
       expenses                               3,816       3,777        1.0%
      Depreciation and amortization           3,636       3,811       -4.6%
      Provision for restructuring and
       asset impairments                         39         205      -81.0%
        Total Operating Expenses             15,011      14,784        1.5%
    Operating Income                          5,289       5,557       -4.8%
    Interest Expense                            916         947       -3.3%
    Other Income (Expense), net                 883         814        8.5%
    Income from Continuing Operations
     before Income Taxes, Discontinued
      Operations and Cumulative Effect
       of Changes in Accounting
       Principles                             5,256       5,424       -3.1%
    Provision for Income Taxes                1,819       1,936       -6.0%
    Income from Continuing Operations
     before Discontinued Operations and
      Cumulative Effect of Changes in
       Accounting Principles                  3,437       3,488       -1.5%
    Income (Loss) from Discontinued
     Operations, net of tax                   1,428         101         N/M
    Income Before Cumulative Effect of
     Changes in Accounting Principles         4,865       3,589       35.6%
    Cumulative Effect of Changes in
     Accounting Principle                       -           315     -100.0%
          Net Income                          4,865       3,904       24.6%

    Diluted:
      Weighted Average Common Shares
       Outstanding                            1,836       1,852       -0.9%
      Earnings Per Share:
         Income from Continuing
          Operations                          $1.87       $1.88       -0.5%
         Income from Discontinued
          Operations                          $0.78       $0.05         N/M
         Cumulative Effect of Changes in
          Accounting Principles                 -         $0.17     -100.0%
         Net Income                           $2.65       $2.11       25.6%

    * - Not meaningful.



    Selected Financial and Operating Data

                               4Q04     4Q03     Growth    3Q04     Growth

    Operating income         $1,088    $1,399     -22.2%  $1,401     -22.3%
    Operating margin           21.1%     27.4%  -630 bps   27.5%   -640 bps
    Declared dividends per
     share                    $0.27     $0.25       8.0%   $0.27       0.0%
    Capital expenditures     $1,059      $948      11.7%    $768      37.9%

    Common shares outstanding 1,831     1,830       0.1%   1,831       0.0%
    Book value per share     $12.66    $10.77      17.5%  $11.94       6.0%

    Selected Financial and Operating Data

                                                      Year-to-Date
                                              2004        2003       Growth
    Operating income                         $5,289      $5,557        -4.8%
    Operating margin                          26.1%       27.3%     -120 bps

    Declared dividends per share             $1.06       $0.92       15.2%
    Capital expenditures                    $3,193      $2,926        9.1%

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        4Q04    4Q03   Growth   3Q04   Growth

    Operating Revenues
       Communications group            $4,543  $4,528    0.3%  $4,533    0.2%
       Domestic wireless                2,833   1,565   81.0%   1,702   66.5%
       Advertising and publishing         524     518    1.2%     495    5.9%
       All other                           15      14    7.1%      16   -6.3%
          Total Operating Revenues      7,915   6,625   19.5%   6,746   17.3%

    Operating Expenses
       Cost of services and products 3,025 2,327 30.0% 2,445 23.7% Selling, general, &
        administrative expenses         2,148   1,572   36.6%   1,510   42.3%
       Depreciation and amortization    1,472   1,179   24.9%   1,137   29.5%
          Total Operating Expenses      6,645   5,078   30.9%   5,092   30.5%
    Operating Income                    1,270   1,547  -17.9%   1,654  -23.2%
    Interest Expense                      368     281   31.0%     276   33.3%
    Other Income (Expense), net            35      39  -10.3%       7  400.0%
    Income Before Income Taxes            937   1,305  -28.2%   1,385  -32.3%
    Provision for Income Taxes            297     459  -35.3%     492  -39.6%
            Net Income                   $640    $846  -24.3%    $893  -28.3%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,836   1,845   -0.5%   1,835    0.1%
       Earnings Per Share               $0.35   $0.46  -23.9%   $0.49  -28.6%



                                                        Year-to-Date
                                               2004         2003        Growth

    Operating Revenues
       Communications group                 $18,074      $18,084       -0.1%
       Domestic wireless                      7,774        6,193       25.5%
       Advertising and publishing             2,005        2,033       -1.4%
       All other                                 57           54        5.6%
          Total Operating Revenues           27,910       26,364        5.9%

    Operating Expenses
       Cost of services and products         10,129        9,108       11.2%
       Selling, general, &
        administrative expenses               6,641        5,928       12.0%
       Depreciation and amortization          4,868        4,647        4.8%
          Total Operating Expenses           21,638       19,683        9.9%
    Operating Income                          6,272        6,681       -6.1%
    Interest Expense                          1,184        1,194       -0.8%
    Other Income (Expense), net                  54          157      -65.6%
    Income Before Income Taxes                5,142        5,644       -8.9%
    Provision for Income Taxes                1,783        2,028      -12.1%
            Net Income                       $3,359       $3,616       -7.1%

    Diluted:
       Weighted Average Common Shares
        Outstanding                           1,836        1,852       -0.9%
       Earnings Per Share                     $1.83        $1.95       -6.2%



    Selected Financial and Operating Data

                                    4Q04    4Q03   Growth    3Q04  Growth

    Operating income              $1,270  $1,547   -17.9%  $1,654  -23.2%
    Operating margin               16.0%   23.4% -740 bps   24.5% -850 bps

    Declared dividends per share   $0.27   $0.25     8.0%   $0.27    0.0%
    Capital expenditures          $1,059    $948    11.7%    $768   37.9%

    Common shares outstanding      1,831   1,830     0.1%   1,831    0.0%
    Book value per share          $12.66  $10.77    17.5%  $11.94    6.0%
    Total employees               62,564  65,842    -5.0%  63,132   -0.9%

    Selected Financial and Operating Data

                                                        Year-to-Date
                                               2004         2003        Growth

    Operating income                          $6,272      $6,681        -6.1%
    Operating margin                           22.5%       25.3%     -280 bps

    Declared dividends per share               $1.06       $0.92        15.2%
    Capital expenditures                      $3,193      $2,926         9.1%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Fourth Quarter 2004
                                                     Discontinued Continuing
                                                      Operations  Operations
                                             GAAP         F      (GAAP - F)

    Operating Revenues                     $5,146         $-       $5,146
    Operating Expenses                      4,058          -        4,058
    Operating Income                        1,088          -        1,088
    Interest Expense                          270          -          270
    Other Income (Expense), net              (107)         -         (107)
    Income from Continuing Operations
     before Income
      Taxes                                   711          -          711
    Provision for Income Taxes                215          -          215
    Income from Continuing Operations         496          -          496
    Income (Loss) from Discontinued
     Operations, net of tax                   975       (975)           -
            Net Income                     $1,471      ($975)        $496

    Diluted Earnings Per Share              $0.80     ($0.53)       $0.27




    Fourth Quarter 2004                           Normalizing Items
                                                       Severance/  Hurricane-
                                                      Lease Term.   related
                                           Cingular     Payments    Expenses
                                               A           D           H

    Operating Revenues                      $2,769         $-          $-
    Operating Expenses                       2,840         (29)       (126)
    Operating Income                           (71)         29         126
    Interest Expense                            98           -           -
    Other Income (Expense), net                142           -           -
    Income from Continuing Operations
      before Income Taxes                      (27)         29         126
    Provision for Income Taxes                 (27)         11          49
    Income from Continuing Operations            -          18          77
    Income (Loss) from Discontinued
     Operations, net of tax                      -           -           -
            Net Income                          $0         $18         $77

    Diluted Earnings Per Share               $0.00       $0.01       $0.04




    Fourth Quarter 2004                           Normalizing Items
                                        Merger Integration
                                                I                  Normalized

    Operating Revenues                          $-                   $7,915
    Operating Expenses                         (98)                   6,645
    Operating Income                            98                    1,270
    Interest Expense                             -                      368
    Other Income (Expense), net                  -                       35
    Income from Continuing Operations
     before Income Taxes                        98                      937
    Provision for Income Taxes                  49                      297
    Income from Continuing Operations           49                      640
    Income (Loss) from Discontinued
     Operations, net of tax                      -                        -
            Net Income                         $49                     $640

    Diluted Earnings Per Share               $0.03                    $0.35



    Year-to-Date 2004
                                                  Discontinued     Continuing
                                                   Operations      Operations
                                        GAAP           F           (GAAP - F)

    Operating Revenues                $20,300         $-             $20,300
    Operating Expenses                 15,011          -              15,011
    Operating Income                    5,289          -               5,289
    Interest Expense                      916          -                 916
    Other Income (Expense), net           883          -                 883
    Income from Continuing Operations
     before Income Taxes                5,256          -               5,256
    Provision for Income Taxes          1,819          -               1,819
    Income from Continuing Operations   3,437          -               3,437
    Income (Loss) from Discontinued
     Operations, net of tax             1,428     (1,428)                  -
            Net Income                 $4,865    ($1,428)             $3,437

    Diluted Earnings Per Share          $2.65     ($0.78)              $1.87



    Year-to-Date 2004                             Normalizing Items
                                                    Severance/
                                                    Lease Term.     Sale of
                                      Cingular       Payments       Sonofon
                                         A               D             E

    Operating Revenues                $7,560            $-            $-
    Operating Expenses                 6,950           (29)            -
    Operating Income                     610            29             -
    Interest Expense                     268             -             -
    Other Income (Expense), net         (367)            -          (462)
    Income from Continuing Operations
     before Income
      Taxes                              (25)           29          (462)
    Provision for Income Taxes           (25)           11          (167)
    Income from Continuing Operations      -            18          (295)
    Income (Loss) from Discontinued
     Operations, net of tax                -             -             -
            Net Income                    $0           $18         ($295)

    Diluted Earnings Per Share            $0.00      $0.01        ($0.16)



    Year-to-Date 2004                         Normalizing Items
                                       Hurricane-   Merger
                               SC       related   Integration / FV
                             Settlement Expenses Adj
                               G           H         I              Normalized

    Operating Revenues       $50           $-        $-              $27,910
    Operating Expenses        (3)        (164)     (127)              21,638
    Operating Income          53          164       127                6,272
    Interest Expense           -            -         -                1,184
    Other Income (Expense),
     net                       -            -         -                  54
    Income from Continuing
     Operations before
     Income Taxes             53          164       127               5,142
    Provision for Income
     Taxes                    20           64        61               1,783
    Income from Continuing
     Operations               33          100        66               3,359
    Income (Loss) from
     Discontinued
     Operations, net of tax    -            -         -                   -
            Net Income       $33         $100       $66              $3,359

    Diluted Earnings Per
     Share                 $0.02        $0.05     $0.04               $1.83

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    Fourth Quarter 2003                       Normalizing Items
                     Discontinued  Continuing              Pension/
                     Operations    Operations  Cingular   Severance
                GAAP      F         (GAAP - F)    A           D     Normalized

    Operating
     Revenues  $5,107     $-         $5,107    $1,518         $-     $6,625
    Operating
     Expenses   3,708      -          3,708     1,386        (16)     5,078
    Operating
     Income     1,399      -          1,399       132         16      1,547
    Interest
     Expense      222      -            222        59          -        281
    Other Income
     (Expense),
      net         108      -            108       (69)         -         39
    Income from Continuing
     Operations before
     Income
      Taxes     1,285      -          1,285         4         16      1,305
    Provision
     for Income
     Taxes        449      -            449         4          6        459
    Income from
     Continuing
     Operations   836      -            836         -         10        846
    Income (Loss)
     from
     Disconti-
     nued
     Operations,
     net of
     tax          (49)    49              -         -          -          -
    Income
     Before
     Cumulative
     Effect of
     Changes in
     Accounting
     Principles   787     49            836         -         10        846
    Cumulative
     Effect of
     Changes in
     Accounting
     Principles     -      -              -         -          -          -
         Net
          Income $787    $49           $836        $0        $10       $846

    Diluted Earn-
     ings Per
     Share *    $0.43  $0.03          $0.45     $0.00      $0.01      $0.46

    * Normalized earnings per share for fourth quarter 2003 does not sum due to rounding.



    Year-to-Date 2003
                                                  Discontinued     Continuing
                                                   Operations      Operations
                                        GAAP           F           (GAAP - F)
    Operating Revenues                $20,341         $-             $20,341
    Operating Expenses                 14,784          -              14,784
    Operating Income                    5,557          -               5,557
    Interest Expense                      947          -                 947
    Other Income (Expense), net           814          -                 814
    Income from Continuing Operations
     before Income
      Taxes                             5,424          -               5,424
    Provision for Income Taxes          1,936          -               1,936
    Income from Continuing Operations   3,488          -               3,488
    Income (Loss) from Discontinued
     Operations, net of tax               101       (101)                  -
    Income Before Cumulative Effect of
     Changes in Accounting Principles   3,589       (101)              3,488
    Cumulative Effect of Changes in
     Accounting Principles                315          -                 315
            Net Income                 $3,904      ($101)             $3,803

    Diluted Earnings Per Share *        $2.11     ($0.05)              $2.05

     * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.


    Year-to-Date 2003                          Normalizing Items

                                                      A&P
                                       Cingular    Acctg.Change       FAS143
                                           A            B               C

    Operating Revenues                 $6,023           $-              $-
    Operating Expenses                  5,108            -               -
    Operating Income                      915            -               -
    Interest Expense                      247            -               -
    Other Income (Expense), net          (657)           -               -
    Income from Continuing Operations
     before Income Taxes                   11            -               -
    Provision for Income Taxes             11            -               -
    Income from Continuing Operations       -            -               -
    Income (Loss) from Discontinued
     Operations, net of tax                 -            -               -
    Income Before Cumulative Effect of
     Changes in Accounting Principles       -            -               -
    Cumulative Effect of Changes in
     Accounting Principles                  -          501            (816)
            Net Income                     $0         $501           ($816)

    Diluted Earnings Per Share *        $0.00        $0.27          ($0.44)

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.



    Year-to-Date 2003                          Normalizing Items
                                        Pension/       Asset
                                        Severance   Impairment
                                            D            J        Normalized

    Operating Revenues                     $-           $-         $26,364
    Operating Expenses                   (157)         (52)         19,683
    Operating Income                      157           52           6,681
    Interest Expense                        -            -           1,194
    Other Income (Expense), net             -            -             157
    Income from Continuing Operations
     before Income
      Taxes                               157           52           5,644
    Provision for Income Taxes             61           20           2,028
    Income from Continuing Operations      96           32           3,616
    Income (Loss) from Discontinued
     Operations, net of tax                 -            -               -
    Income Before Cumulative Effect of
     Changes in
      Accounting Principles                96           32           3,616
    Cumulative Effect of Changes in
     Accounting Principles                  -            -               -
            Net Income                    $96          $32          $3,616

    Diluted Earnings Per Share *        $0.05        $0.02           $1.95

    * Normalized earnings per share for year-to-date 2003 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4) (amounts in millions, except per share data)

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

    (b) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method -- The 2003 amount is a one-time charge to net income of $501.

    (c) Adoption of Financial Accounting Standard No. 143 (FAS 143) -- Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.

    (d) Pension/Severance Costs/Lease Termination Payments -- During 2003, the number of employees who voluntarily separated and elected to receive lump-sum retirement benefits exceeded thresholds that require current recognition of deferred losses related to these employees. These costs include $43 after-tax of severance related costs. During 2004, the amount represents the net severance related costs recorded in the fourth quarter associated with workforce reductions and a provision related to surplus office space under long-term leases.

    (e) Gain related to the sale of our operations in Denmark.

    (f) Discontinued Operations - In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and excluded from normalized results. The year-to-date period in 2004 includes $336 in net income tax benefit representing the recognition of book over tax basis differential in connection with the announced sale of these properties. The third quarter 2004 results include an after-tax charge of $190 related to the buyout of the other major shareholder in Telcel, our Venezuelan operation and the settlement of all outstanding claims with this shareholder. The fourth quarter 2004 results include an after-tax gain of $915 related to 8 of the 10 properties that were closed prior to year end.

    (g) SC Regulatory Settlement - In April 2004, BellSouth entered into a settlement agreement with the South Carolina Consumer Advocate with respect to previously disclosed litigation (See 2003 10K for further discussion). The settlement required among other things, that BellSouth refund $50 to its South Carolina customers. The refund was recognized in the first quarter 2004 as a reduction to revenue.

    (h) Hurricane-related Expenses - Represents the incremental labor and material costs incurred during the 3rd and 4th quarters related to service restoration and network repairs in the wireline business due to Hurricanes Charley, Frances, Ivan and Jeanne.

    (i) Wireless merger integration planning costs and fair value adjustment-Represents BellSouth's 40% share of tax-effected wireless merger integration planning costs of $43 incurred during the 3rd quarter and costs of $245 in the 4th quarter in connection with the Cingular/AWE merger. Also includes a $31 fair value adjustment for the announced sale of Cingular Interactive during the 3rd quarter.

    (j) Asset Impairment -- The third quarter 2003 charge for asset impairment represents the write-off of capitalized software related to an abandoned systems project.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                 December December  Change  September Change
                                    31,      31,      vs.      30,      vs.
                                                     Prior             Prior
                                   2004     2003     Year     2004    Quarter

    Assets
    Current Assets:
      Cash and cash equivalents    $696   $4,556  ($3,860)  $9,200  ($8,504)
      Accounts receivable, net of
       allowance for
       uncollectibles of $317,
       $496, and $331             2,559    2,870     (311)   2,546       13
      Material and supplies         321      375      (54)     316        5
      Other current assets          909    1,048     (139)     842       67
      Assets of discontinued
       operations                 1,068        0    1,068    3,977   (2,909)
        Total Current Assets      5,553    8,849   (3,296)  16,881  (11,328)

    Investment in and Advances to
     Cingular Wireless           22,841    7,679   15,162    7,952   14,889
    Property, Plant and
     Equipment, net              22,039   23,807   (1,768)  21,971       68
    Other Assets                  7,400    6,977      423    7,178      222
    Goodwill                          0       93      (93)       0        0
    Intangible Assets, net        1,587    2,297     (710)   1,507       80
    Total Assets                $59,420  $49,702   $9,718  $55,489   $3,931

    Liabilities and Shareholders'
     Equity
    Current Liabilities:
      Debt maturing within one
       year                      $5,475   $3,491   $1,984   $3,048   $2,427
      Accounts payable            1,047    1,339     (292)     970       77
      Other current liabilities   2,980    3,628     (648)   3,150     (170)
      Liabilities of discontinued
       operations                   830        0      830    2,674   (1,844)
        Total Current
         Liabilities             10,332    8,458    1,874    9,842      490

    Long-Term Debt               15,108   11,489    3,619   13,142    1,966

    Noncurrent Liabilities:
      Deferred income taxes       6,347    5,349      998    6,314       33
      Other noncurrent
       liabilities                4,460    4,694     (234)   4,327      133
        Total Noncurrent
         Liabilities             10,807   10,043      764   10,641      166

    Shareholders' Equity:
      Common stock, $1 par value  2,020    2,020        0    2,020        0
      Paid-in capital             7,840    7,729      111    7,790       50
      Retained earnings          19,374   16,540    2,834   18,421      953
      Accumulated other
       comprehensive income        (157)    (585)     428     (470)     313
      Shares held in trust and
       treasury                  (5,904)  (5,992)      88   (5,897)      (7)
        Total Shareholders'
         Equity                  23,173   19,712    3,461   21,864    1,309
    Total Liabilities and
     Shareholders' Equity       $59,420  $49,702   $9,718  $55,489   $3,931

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)
                                                                    Year-To-Date
                                      4Q04     4Q03    3Q04    2004     2003

    Cash Flows from Operating
     Activities:
    Income from Continuing
     Operations                       $496     $836    $852  $3,437   $3,488
    Adjustments to income from
     continuing operations:
      Depreciation and amortization    916      950     908   3,636    3,811
      Provision for uncollectibles      99      125      90     384      523
      Net losses (earnings) of
       equity affiliates               190      (25)    (73)   (138)    (452)
      Deferred income taxes            196      (12)    137     936      788
      Net (gains) losses on sale or
       impairment of equity securities  (5)       -       6       4        7
      Pension income                  (121)    (133)   (121)   (484)    (534)
      Pension settlement (gains)
       losses                            -      (40)      -       -       47
      Stock-based compensation expense  29       32      29     116      124
      Asset impairments                  -        -       -       -       52
      (Gain) loss on sale/disposal
       of operations                     -        -       -    (462)       -
    Net change in:
      Accounts receivable and other
       current assets                 (148)     (89)   (147)   (419)     (81)
      Accounts payable and other
       current liabilities            (504)    (233)    (88)   (508)      55
      Deferred charges and other
       assets                          (21)      46      19     (79)     299
      Other liabilities and deferred
       credits                         111     (143)     28     159     (276)
    Other reconciling items, net        75       14      51     219       32
      Net cash provided by operating
       activities                    1,313    1,328   1,691   6,801    7,883

    Cash Flows from Investing
     Activities:
    Capital expenditures            (1,059)    (948)   (768) (3,193)  (2,926)
    Investments in debt and equity
     securities                       (129)    (167)    (87)   (632)    (194)
    Investments in and advances to
     equity affiliates             (14,445)       -       - (14,445)       -
    Net short term advances to
     Cingular                         (666)       -       -    (666)       -
    Proceeds from sale of securities
     and operations                  3,113        -       6   3,678       27
    Proceeds from repayment of loans
     and advances                        -        -      20     129    1,899
    Settlement of derivatives on
     advances                            -        -       -     (17)    (352)
    Other investing activities, net     (4)      (1)     (8)     (7)     (12)
      Net cash provided by (used
       for) investing activities   (13,190)  (1,116)   (837)(15,153)  (1,558)

    Cash Flows from Financing
     Activities:
    Net borrowing (repayments) of
     short-term debt                 2,004       (8)     73    1,738    (431)
    Proceeds from long-term debt     2,389        -   2,993    6,078       -
    Repayments of long-term debt       (14)     (13)   (524)    (759) (1,849)
    Dividends paid                    (494)    (425)   (493)  (1,901) (1,608)
    Purchase of treasury shares        (47)    (536)      -     (146)   (858)
    Other financing activities, net     13       38      (3)      61      67
      Net cash used for financing
       activities                    3,851     (944)  2,046    5,071  (4,679)

    Net Increase/(Decrease) in Cash
     from Continuing Operations     (8,026)    (732)  2,900   (3,281)  1,646
    Net Increase/(Decrease) in Cash
     from Discontinued Operations     (478)     263      84     (579)    428
      Net Increase (Decrease) in
       Cash and Cash Equivalents    (8,504)    (469)  2,984   (3,860)  2,074
    Cash and Cash Equivalents at
     Beginning of Period             9,200    5,025   6,216    4,556   2,482
    Cash and Cash Equivalents at End
     of Period                        $696   $4,556  $9,200     $696  $4,556

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                        4Q04    4Q03   Growth   3Q04   Growth

    Operating Revenues
       Voice                           $3,166  $3,164    0.1%  $3,121    1.4%
       Data                             1,165   1,094    6.5%   1,145    1.7%
       Other                              316     360  -12.2%     361  -12.5%
          Total Operating Revenues      4,647   4,618    0.6%   4,627    0.4%
    Operating Expenses
       Cost of services and products 1,850 1,698 9.0% 1,783 3.8% Selling, general, &
        administrative expenses           844     792    6.6%     729   15.8%
       Depreciation and amortization      904     941   -3.9%     898    0.7%
          Total Operating Expenses      3,598   3,431    4.9%   3,410    5.5%
    Segment Operating Income            1,049   1,187  -11.6%   1,217  -13.8%
    Interest Expense                       93      90    3.3%      94   -1.1%
    Other Income (Expense), net             9      10  -10.0%       7   28.6%
    Income Before Income Taxes            965   1,107  -12.8%   1,130  -14.6%
    Provision for Income Taxes            341     393  -13.2%     416  -18.0%
            Segment Net Income (1)       $624    $714  -12.6%    $714  -12.6%



                                                       Year-To-Date
                                                2004        2003      Growth

    Operating Revenues
        Voice                                 $12,609     $12,702      -0.7%
        Data                                    4,518       4,353       3.8%
        Other                                   1,325       1,393      -4.9%
            Total Operating Revenues           18,452      18,448       0.0%
    Operating Expenses
        Cost of services and products           7,108       6,755       5.2%
        Selling, general, & administrative
         expenses                               3,123       3,079       1.4%
        Depreciation and amortization           3,593       3,771      -4.7%
            Total Operating Expenses           13,824      13,605       1.6%
    Segment Operating Income                    4,628       4,843      -4.4%
    Interest Expense                              367         407      -9.8%
    Other Income (Expense), net                    29          38     -23.7%
    Income Before Income Taxes                  4,290       4,474      -4.1%
    Provision for Income Taxes                  1,563       1,645      -5.0%
              Segment Net Income(1)            $2,727      $2,829      -3.6%



    Selected Financial and Operating Data

                              4Q04      4Q03      Growth      3Q04      Growth

    (amounts in millions)
    Segment operating income $1,049    $1,187    -11.6%     $1,217      -13.8%
    Segment operating margin  22.6%     25.7%   -310 bps     26.3%    -370 bps

    Long distance revenues    $533      $411      29.7%       $524        1.7%

    Switched Access MOUs    16,459    18,983     -13.3%     17,128       -3.9%
    BSLD MOUs                5,864     3,920      49.6%      5,673        3.4%
      Total Access minutes
       of use               22,323    22,903      -2.5%     22,801       -2.1%

    Capital expenditures      $969      $901       7.5%       $724       33.8%
    (amounts in thousands)
    Wholesale lines          2,958     2,682      10.3%      3,070       -3.6%
    DSL customers            2,096     1,462      43.4%      1,872       12.0%
    LD customers             6,130     3,960      54.8%      5,663        8.2%

    Consumer ARPU (4)       $57.32    $53.20       7.7%     $56.80        0.9%



                                                        Year-To-Date
                                                 2004        2003      Growth

    (amounts in millions)
    Segment operating income                   $4,628      $4,843       -4.4%
    Segment operating margin                    25.1%       26.3%     -120 bps

    Long distance revenues                     $1,976      $1,354       45.9%

    Switched Access MOUs                       70,061      82,102      -14.7%
    BSLD MOUs                                  21,109      10,039      110.3%
      Total Access minutes of use              91,170      92,141       -1.1%

    Capital expenditures                       $3,018      $2,824        6.9%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service Reported (a)

                                        4Q04    4Q03   Growth   3Q04   Growth
    Access lines
       Residence
           Retail
               Primary                 11,771  12,466   -5.6%  11,816   -0.4%
               Additional               1,346   1,601  -15.9%   1,388   -3.0%
              Total Retail Residence   13,117  14,067   -6.8%  13,204   -0.7%
           Wholesale
               Resale                     116     177  -34.5%     114    1.8%
               UNE-P                    1,972   1,696   16.3%   2,082   -5.3%
              Total Wholesale
               Residence                2,088   1,873   11.5%   2,196   -4.9%
       Total Residence                 15,205  15,940   -4.6%  15,400   -1.3%

       Business
           Retail
               Total Retail Business    5,245   5,417   -3.2%   5,264   -0.4%
           Wholesale
               Resale                      58      73  -20.5%      61   -4.9%
               UNE-P                      750     686    9.3%     752   -0.3%
              Total Wholesale Business    808     759    6.5%     813   -0.6%
       Total Business                   6,053   6,176   -2.0%   6,077   -0.4%

       Other Retail/Wholesale Lines
               Retail                      36      97  -62.9%      38   -5.3%
               Wholesale                   62      50   24.0%      61    1.6%
       Total Other Retail/Wholesale
        Lines                              98     147  -33.3%      99   -1.0%

       Total Access Lines in Service   21,356  22,263   -4.1%  21,576   -1.0%

       ISDN line equivalents
             Residence                      9      13  -30.8%      10  -10.0%
             Business                   1,459   1,453    0.4%   1,462   -0.2%
       Total ISDN Adjusted ALIS        22,824  23,729   -3.8%  23,048   -1.0%
    Access Line Equivalents (b)
       Selected digital data services:
             Unbundled Loops              273     344  -20.6%     326  -16.3%
             DS0 & ADSL                12,863   9,051   42.1%  11,493   11.9%
             DS1                        7,695   7,179    7.2%   7,594    1.3%
             DS3 & higher              32,746  31,577    3.7%  32,643    0.3%
       Total digital data lines in
        service                        53,577  48,151   11.3%  52,056    2.9%

    Total equivalent access lines in
     service                           76,401  71,880    6.3%  75,104    1.7%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

    (b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                        4Q04    4Q03   Growth   3Q04   Growth

    Operating Revenues
       Service revenues (2)           $2,511  $1,414   77.6%  $1,534    63.7%
       Equipment and other revenues      322     151  113.2%     168    91.7%
          Total Operating Revenues     2,833   1,565   81.0%   1,702    66.5%
    Operating Expenses
       Cost of services and products   1,166     607   92.1%     651    79.1%
       Selling, general, &
        administrative expenses        1,084     599   81.0%     609    78.0%
       Depreciation and amortization     556     228  143.9%     229   142.8%
          Total Operating Expenses     2,806   1,434   95.7%   1,489    88.4%
    Segment Operating Income              27     131  -79.4%     213   -87.3%
    Interest Expense                     121      82   47.6%      80    51.3%
    Other Income (Expense), net          (35)    (38)   7.9%     (46)   23.9%
    Income Before Income Taxes          (129)     11    N/M*      87  -248.3%
    Provision for Income Taxes           (56)     (1)   N/M       33  -269.7%
            Segment Net Income (1)      ($73)    $12    N/M      $54  -235.2%

    * - Not meaningful.



                                                      Year-To-Date
                                              2004        2003       Growth

    Operating Revenues
        Service revenues (2)                 $6,989      $5,689       22.9%
        Equipment and other revenues            785         504       55.8%
            Total Operating Revenues          7,774       6,193       25.5%
    Operating Expenses
        Cost of services and products         2,980       2,273       31.1%
        Selling, general, & administrative
         expenses                             2,826       2,170       30.2%
        Depreciation and amortization         1,232         835       47.5%
            Total Operating Expenses          7,038       5,278       33.3%
    Segment Operating Income                    736         915      -19.6%
    Interest Expense                            360         343        5.0%
    Other Income (Expense), net                (180)       (152)     -18.4%
    Income Before Income Taxes                  196         420      -53.3%
    Provision for Income Taxes                   67         159      -57.9%
              Segment Net Income (1)           $129        $261      -50.6%

    * - Not meaningful.



    Selected Financial and Operating Data

                                   4Q04     4Q03    Growth    3Q04    Growth

    (amounts in millions, except
     customer data in thousands)
    Segment operating income        $27     $131    -79.4%    $213    -87.3%
    Segment operating margin        1.0%     8.4%   -740 bps  12.5%  -1150 bps

    Cellular/PCS Operating Metrics
     (100% Cingular):
       Total Customers           49,109   24,027    104.4%  25,672      91.3%
       Net Customer Additions     1,713      642    166.8%     657     160.7%
       Partitioned Customers
        and/or Adjustments       21,724        0      N/M      (29)      N/M
       Churn                        2.6%     2.8%     -20 bps  2.8%    -20 bps
       Wireless Service ARPU (3) $49.22   $49.03      0.4%   $49.78    -1.1%
       Minutes Of Use Per
        Subscriber                  526      475     10.7%      537    -2.0%
       Licensed POPs (4)            290      236     22.9%      243    19.3%
       Penetration (4)             17.2%    10.8%     640 bps 11.4%    580 bps



                                                      Year-To-Date
                                              2004        2003       Growth

    (amounts in millions, except customer
     data in thousands)
    Segment operating income                  $736        $915        -19.6%
    Segment operating margin                   9.5%       14.8%       -530 bps
    Cellular/PCS Operating Metrics (100%
     Cingular):
        Total Customers                     49,109      24,027        104.4%
        Net Customer Additions               3,352       2,116         58.4%
        Partitioned Customers and/or
         Adjustments                        21,730         (14)         N/M
        Churn                                  2.7%        2.7%         0 bps
        Wireless Service ARPU (3)           $49.30      $51.32         -3.9%
        Minutes Of Use Per Subscriber          520         446         16.6%
        Licensed POPs (4)                      290         236         22.9%
        Penetration (4)                       17.2%       10.8%       640 bps



    PROFORMA                            4Q04    4Q03   Growth   3Q04   Growth

       Total Revenue (40%)             3,220   3,165    1.7%   3,281   -1.9%
       Net Adds (100%)                 1,757     736  138.7%     808  117.5%
       ARPU                           $49.67  $52.71   -5.8%  $52.13   -4.7%

    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                           4Q04   4Q03   Growth   3Q04  Growth

    Operating Revenues
       Advertising and publishing
        revenues                            475    470     1.1%    471   0.8%
       Commission revenues                   53     52     1.9%     27  96.3%
          Total Operating Revenues          528    522     1.1%    498   6.0%
    Operating Expenses
       Cost of services                      94     91     3.3%     89   5.6%
       Selling, general, & administrative
        expenses                            188    184     2.2%    173   8.7%
       Depreciation and amortization          7      7     0.0%      7   0.0%
          Total Operating Expenses          289    282     2.5%    269   7.4%
    Segment Operating Income                239    240    -0.4%    229   4.4%
    Interest Expense                          2      2     0.0%      2   0.0%
    Other Income (Expense), net              (1)     1  -200.0%    -     N/M*
    Income Before Income Taxes              236    239    -1.3%    227   4.0%
    Provision for Income Taxes               91     92    -1.1%     86   5.8%
            Segment Net Income(1)          $145   $147    -1.4%   $141   2.8%

    Segment operating income               $239   $240    -0.4%   $229   4.4%
    Segment operating margin              45.3%  46.0%  -70 bps 46.0%  -70 bps

    * - Not meaningful.



                                                     Year-To-Date
                                             2004       2003       Growth

    Operating Revenues
        Advertising and publishing
         revenues                           1,878      1,906        -1.5%
        Commission revenues                   141        144        -2.1%
            Total Operating Revenues        2,019      2,050        -1.5%
    Operating Expenses
        Cost of services                      353        345         2.3%
        Selling, general, & administrative
         expenses                             684        706        -3.1%
        Depreciation and amortization          28         26         7.7%
            Total Operating Expenses        1,065      1,077        -1.1%
    Segment Operating Income                  954        973        -2.0%
    Interest Expense                            8          7        14.3%
    Other Income (Expense), net                 -          2      -100.0%
    Income Before Income Taxes                946        968        -2.3%
    Provision for Income Taxes                363        368        -1.4%
              Segment Net Income(1)          $583       $600        -2.8%

    Segment operating income                 $954       $973        -2.0%
    Segment operating margin                 47.3%      47.5%      -20 bps

    * - Not meaningful.

    BellSouth Corporation
    Notes

     (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

     (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business. Consumer ARPU -- is defined as consumer revenues during the period divided by average primary access lines during the period. Wireless Service ARPU -- Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

    (4) Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service including areas where Cingular has not yet commenced service. Penetration calculation for 4Q04 is based on licensed "operational" POP's of 286 million.

    BellSouth Corporation
    Non-GAAP Measures -- Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation
     to GAAP Net Income
                                                                 Year-to-Date
                                             4Q04  4Q03  3Q04    2004    2003
    Communications group segment net
     income                                  $624  $714  $714  $2,727  $2,829
    Domestic wireless group segment net
     income                                   (73)   12    54     129     261
    Advertising and publishing group
     segment net income                       145   147   141     583     600
    Corporate, eliminations and other         (56)  (27)  (16)    (80)    (74)
    Normalized net income                     640   846   893   3,359   3,616
      Add back Excluded non-recurring or
       non-operational items (a)              831   (59)  (94)  1,506     288
    Consolidated GAAP net income           $1,471  $787  $799  $4,865  $3,904



             Free Cash Flow
                                                                    Year-to-Date
                                          4Q04   4Q03   3Q04    2004    2003
    Net cash provided by operating
     activities                         $1,313 $1,328 $1,691  $6,801  $7,883
      Less Capital Expenditures         (1,059)  (948)  (768) (3,193) (2,926)
    Operating Free Cash Flow              $254   $380   $923  $3,608  $4,957



                 Net Debt

                                   December 31,   December 31,   September 30,
                                       2004           2003          2004
    Total Debt                       $20,583        $14,980       $16,190
      Less Cash                         (696)        (4,556)       (9,200)
    Net Debt                         $19,887        $10,424        $6,990



    Communications Group Operating
    Income before Depreciation and
    Amortization
                                                                    Year-to-Date
                                       4Q04    4Q03    3Q04     2004     2003
    Operating Revenues               $4,647  $4,618  $4,627  $18,452  $18,448
    Operating Income                  1,049   1,187   1,217    4,628    4,843
      Add back Depreciation and
       amortization                     904     941     898    3,593    3,771
    Operating Income before
     Depreciation and Amortization   $1,953  $2,128  $2,115   $8,221   $8,614
    Margin                            42.0%   46.1%   45.7%     44.6%    46.7%



    Domestic Wireless Operating
    Income before Depreciation and
    Amortization
                                                                    Year-to-Date
                                       4Q04    4Q03    3Q04     2004     2003
    Service revenues                 $2,511  $1,414  $1,534   $6,989   $5,689
    Equipment and other revenues        322     151     168      785      504
    Operating revenues                2,833   1,565   1,702    7,774    6,193
    Operating Income                     27     131     213      736      915
    Operating Margin (Operating
     income divided by operating
     revenues) (c)                     1.0%    8.4%   12.5%     9.5%    14.8%
      Add back Depreciation and
       amortization                     556     228     229    1,232      835
    Operating Income before
     Depreciation and Amortization     $583    $359    $442   $1,968   $1,750
    Margin (Operating Income before
     Depr & Amort divided by
     service revenues) (c)            23.2%   25.4%   28.8%    28.2%    30.8%




    Domestic Wireless Proforma Revenue
                                                4Q04        4Q03        3Q04
    Operating Revenue                         $2,833      $1,565      $1,702
      Add back Proforma Adjustments (b)          387       1,600       1,579
    Total Operating Revenue (Proforma)        $3,220      $3,165      $3,281



    Domestic Wireless Proforma ARPU
                                                4Q04        4Q03        3Q04
    Service revenues                          $2,511      $1,414      $1,534
      Less Mobitex data revenues                  14          23          22
      Add back Proforma Adjustments (b)          352       1,469       1,412
    Service revenue used to calculate
     Proforma ARPU                            $2,849      $2,860      $2,924
    ARPU (Proforma)                           $49.67      $52.71      $52.13

    (a) See pages 3 and 4 for detail of excluded items.

    (b) These adjustments are consistent in nature with those set forth in Cingular's Form 8-K/A dated November 29, 2004.

    (c) Margin calculations for our domestic wireless segment represents 40% of Cingular's margin calculations adjusted for the related normalized items as presented on pages 3-4.